AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2024

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Labcorp Holdings Inc.

Laboratory Corporation of America Holdings

(Exact name of registrant as specified in its charter)

Delaware (Labcorp Holdings Inc.)	99-2588107
Delaware (Laboratory Corporation of America Holdings)	13-3757370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sandra D. van der Vaart

Executive Vice President, Chief Legal Officer

Labcorp Holdings Inc.

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William I. Intner

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202 (410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Labcorp Holdings Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Laboratory Corporation of America Holdings:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. Labcorp Holdings Inc.: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. Laboratory Corporation of America Holdings: ☐

PROSPECTUS

Labcorp Holdings Inc.

Common Stock

Preferred Stock

Warrants

Units

Guarantees

Laboratory Corporation of America Holdings

Senior Debt Securities

Subordinated Debt Securities

Labcorp Holdings Inc., a Delaware Corporation, or any selling securityholder may, from time to time, offer and sell, in one or more offerings:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase preferred stock or common stock;

•	units; and

•	guarantees of debt securities issued by Laboratory Corporation of America Holdings.

Laboratory Corporation of America Holdings, a Delaware corporation, may, from time to time, offer and sell, in one or more offerings:

•	senior debt securities; and

•	subordinated debt securities.

Debt securities of Laboratory Corporation of America Holdings may be fully and unconditionally guaranteed by Labcorp Holdings Inc., as described herein or in a prospectus supplement or free writing prospectus. These debt securities, and any such guarantees, may be senior or subordinated.

We may offer any combination of the securities, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to the securities we, or any selling securityholders, as applicable, may offer and sell and the general manner in which they may be offered. Each time we, or any selling securityholders, as applicable, offer securities pursuant to this prospectus, we, or any selling securityholders, as applicable, will provide one or more supplements to this prospectus or free writing prospectuses that contain specific information about the offering and the terms of any securities being sold, including the prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities (if any) and the specific manner in which such securities may be offered. Before investing, you should carefully read this prospectus and the applicable prospectus supplement or free writing prospectus. Prospectus supplements and free writing prospectuses may also add, update, or change information contained in this prospectus.

We, or any selling securityholders, as applicable, may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers, on a continuous or delayed basis. The names of any agents, underwriters, or dealers, and the terms of the arrangements with such entities, will be stated in the applicable prospectus supplement or free writing prospectus.

The common stock of Labcorp Holdings Inc. is listed on the New York Stock Exchange under the symbol “LH.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus, and any prospectus supplement before you invest. Investing in our securities involves risks. See “Risk Factors” beginning on page 9.

We have not authorized anyone to give you any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus by or on our behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (registration statement) that we filed with the Securities and Exchange Commission (the SEC) utilizing a “shelf” registration process. Using this process, we, or selling securityholders, as applicable, may offer and sell any combinations of the securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the securities we, or any selling securityholders, as applicable, may offer from time to time, in one or more offerings. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. This prospectus may be supplemented from time to time by one or more prospectus supplements or free writing prospectuses. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in the prospectus supplement or free writing prospectus. Wherever references are made in this prospectus to information that will be included in a prospectus supplement or free writing prospectus, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations.

For further information, we refer you to the headings “Where to Find Additional Information” and “Incorporation of Certain Information by Reference.”

Unless specifically noted otherwise in this prospectus or unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” refer to Labcorp Holdings Inc., together with its subsidiaries, including Laboratory Corporation of America Holdings. Additionally, unless specifically noted otherwise in this prospectus or unless the context otherwise requires, (i) all references in this prospectus to “LHI” refer to Labcorp Holdings Inc., together with its consolidated subsidiaries, and where context requires, Laboratory Corporation of America Holdings and (ii) all references to “LCAH” refer to Laboratory Corporation of America Holdings.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements concerning the Company’s operations, performance, and financial condition, as well as its strategic objectives. Any prospectus supplement or applicable free writing prospectus may also contain these type of forward-looking statements. These statements relate to future events and expectations and can typically be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements speak only as of the time they are made and are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those currently anticipated due to a number of factors in addition to those discussed elsewhere herein, including in the “Risk Factors” section in this prospectus, and in the Company’s other public filings, press releases, and discussions with Company management, including:

(1)

changes in government and third-party payer regulations, reimbursement, or coverage policies or other future reforms in the U.S. healthcare system (or in the interpretation of current regulations), new insurance or payment systems, including state, regional or private insurance cooperatives (e.g., health insurance exchanges), affecting governmental and third-party coverage or reimbursement for commercial laboratory testing, including the impact of the U.S. Protecting Access to Medicare Act of 2014;

(2)

significant monetary damages, fines, penalties, assessments, refunds, repayments, damage to the Company’s reputation, unanticipated compliance expenditures, and/or exclusion or debarment from or ineligibility to participate in government programs, among other adverse consequences, arising from enforcement of anti-fraud and abuse laws, and other laws applicable to the Company in jurisdictions in which the Company conducts business;

(3)

significant fines, penalties, costs, unanticipated compliance expenditures, and/or damage to the Company’s reputation arising from the failure to comply with applicable privacy and security laws and regulations, including the U.S. Health Insurance Portability and Accountability Act of 1996, the U.S. Health Information Technology for Economic and Clinical Health Act, the European Union’s General Data Protection Regulation and similar laws and regulations in jurisdictions in which the Company conducts business;

(4)

loss or suspension of a license or imposition of fines or penalties under, or future changes in, or interpretations of applicable licensing laws or regulations regarding the operation of clinical laboratories, the development and commercialization of laboratory-developed tests, and the delivery of clinical laboratory test results, including, but not limited to, the U.S. Clinical Laboratory Improvement Act of 1967, the U.S. Clinical Laboratory Improvement Amendments of 1988, the European Union In Vitro Diagnostics Regulation, and similar laws and regulations in jurisdictions in which the Company conducts business;

(5)

penalties or loss of license arising from the failure to comply with applicable occupational and workplace safety laws and regulations, including the U.S. Occupational Safety and Health Administration requirements, the U.S. Needlestick Safety and Prevention Act, and similar laws and regulations in jurisdictions in which the Company conducts business;

(6)

fines, unanticipated compliance expenditures, suspension of manufacturing, enforcement actions, damage to the Company’s reputation, injunctions, or criminal prosecution arising from failure to maintain compliance with current good manufacturing practice regulations and similar requirements of various regulatory agencies in jurisdictions in which the Company conducts business;

(7)

sanctions or other remedies, including fines, unanticipated compliance expenditures, enforcement actions, injunctions or criminal prosecution arising from failure to comply with the Animal Welfare Act or applicable national, state and local laws and regulations in jurisdictions in which the Company conducts business;

(8)

changes in testing guidelines or recommendations by government agencies, medical specialty societies, and other authoritative bodies affecting the development, validation, approval, clearance, commercialization, or utilization of laboratory tests;

(9)

changes in applicable government regulations or policies affecting the approval, availability of, and the selling and marketing of diagnostic tests, including laboratory-developed tests, drug development, or the conduct of drug development and medical device and diagnostic studies and trials, including regulations and policies of the U.S. Food and Drug Administration, the U.S. Department of Agriculture, the Medicine and Healthcare products Regulatory Agency in the United Kingdom, the National Medical Products Administration in China, the Pharmaceutical and Medical Devices Agency in Japan, the European Medicines Agency in the European Union, and similar regulations and policies of agencies in other jurisdictions in which the Company conducts business;

(10)

changes in government regulations or reimbursement pertaining to the pharmaceutical, biotechnology and medical device and diagnostic industries, changes in reimbursement of pharmaceutical products, or reduced spending on research and development by pharmaceutical, biotechnology and medical device, and diagnostic customers;

(11)	liabilities that result from the failure to comply with corporate governance requirements;

(12)	increased competition, including price competition, potential reduction in rates in response to price transparency initiatives and consumerism, competitive bidding and/or changes or reductions to fee schedules, and competition from companies that do not comply with existing applicable laws or regulations or otherwise disregard compliance standards in the industry;

(13)

changes in payer mix or payment structure or process, including insurance carrier participation in health insurance exchanges, an increase in capitated reimbursement mechanisms, the impact of clearinghouses on the claims reimbursement process, the impact of a shift to consumer-driven health plans or plans carrying an increased level of member cost-sharing, and adverse changes in payer reimbursement or payer coverage policies (implemented directly or through a third-party utilization management organization) related to specific diagnostic tests, categories of testing or testing methodologies;

(14)

failure to retain or attract business from managed care organizations as a result of changes in business models, including risk based or network approaches, out-sourced laboratory network management or utilization management companies, or other changes in strategy or business models by managed care organizations;

(15)

failure to obtain and retain new customers, an unfavorable change in the mix of testing services ordered, or a reduction in tests ordered, specimens submitted, or services requested by existing customers, and delays in payments from customers;

(16)	consolidation and convergence of customers, competitors, and suppliers, potentially causing material shifts in insourcing, utilization, pricing, reimbursement, and supply chain access;

(17)	failure to invest in or effectively develop and deploy new systems, system modifications or enhancements required in response to evolving market, business, and customer trends and needs;

(18)	customers choosing to insource services that are or could be purchased from the Company;

(19)

failure to identify, successfully close, and effectively integrate and/or manage acquisitions of new businesses or failure to maintain key customers and/or employees as a result of uncertainty surrounding the integration of acquisitions;

(20)

inability to achieve the expected benefits and synergies of newly-acquired businesses, including due to items not discovered in the due diligence process, and the impact on the Company’s cash position, levels of indebtedness, and stock price;

(21)	termination, loss, delay, reduction in scope, or increased costs of contracts, including large contracts and multiple contracts;

(22)	liability arising from errors or omissions in the performance of testing and other services or other contractual arrangements;

(23)

changes or disruption in the provision or transportation of services or supplies provided by third parties, or their termination for failure to follow the Company’s performance standards and requirements;

(24)	damage or disruption to the Company’s facilities;

(25)	damage to the Company’s reputation, loss of business or other harm from acts of animal rights activists or potential harm and/or liability arising from animal research activities;

(26)	adverse results in litigation matters;

(27)

inability to attract, retain, and develop experienced and qualified personnel or the loss of significant personnel as a result of illness, increased competition for talent, wage growth, or other market factors beyond the Company’s control;

(28)

failure to develop or acquire licenses for new or improved technologies, such as point-of-care testing, mobile health technologies, and digital pathology, or potential use of new technologies by customers and/or consumers to perform their own tests;

(29)	substantial costs arising from the inability to commercialize newly licensed tests or technologies or to obtain appropriate coverage or reimbursement for such tests;

(30)	failure to obtain, maintain, and enforce intellectual property rights for protection of the Company’s products and services and defend against challenges to those rights;

(31)

scope, validity, and enforceability of patents and other proprietary rights held by third parties that may impact the Company’s ability to develop, perform, or market the Company’s products or services or operate its business;

(32)

business interruption, receivables impairment, delays in cash collection impacting days sales outstanding, supply chain disruptions or inventory obsolescence, increases in material cost or other operating costs, or other impacts on the business due to natural disasters, including adverse weather, fires and earthquakes; geopolitical crises, including terrorism and war; public health crises and disease epidemics and pandemics, including but not limited to the continued impact of COVID-19; and other events beyond the Company’s control;

(33)	discontinuation or recalls of existing testing products;

(34)

a failure in the Company’s information technology systems, including with respect to testing turnaround time and billing processes, the failure of the Company or its third-party suppliers and vendors to maintain the security of business information or systems or to protect against cybersecurity incidents such as denial of service attacks, malware, ransomware, and computer viruses, delays or failures in the development and implementation of the Company’s automation platforms, or adverse effects from the use of or regulation of artificial intelligence and machine learning tools, any of which could result in a negative effect on the Company’s performance of services, a loss of business or increased costs, damages to the Company’s reputation, significant litigation exposure, an inability to meet required financial reporting deadlines, or the failure to meet future regulatory or customer information technology, data security, and connectivity requirements;

(35)

business interruption, increased costs, and other adverse effects on the Company’s operations due to the unionization of employees, union strikes, work stoppages, general labor unrest or failure to comply with labor or employment laws;

(36)

failure to maintain the Company’s days sales outstanding levels, cash collections (in light of increasing levels of patient responsibility), profitability and/or reimbursement arising from unfavorable changes in third-party payer policies, payment delays introduced by third-party utilization management organizations and increasing levels of patient payment responsibility;

(37)

impact on the Company’s revenues, cash collections, and the availability of credit for general liquidity or other financing needs arising from a significant deterioration in the economy or financial markets or in the Company’s credit ratings by Standard & Poor’s and/or Moody’s;

(38)	failure to maintain the expected capital structure for the Company, including failure to maintain the Company’s investment grade rating or leverage ratio covenants under its revolving credit facility;

(39)	changes in reimbursement by foreign governments and foreign currency fluctuations;

(40)	inability to obtain certain billing information from physicians, resulting in increased costs and complexity, a temporary disruption in receipts, and ongoing reductions in reimbursements and revenues;

(41)

expenses and risks associated with international operations, including, but not limited to, compliance with the U.S. Foreign Corrupt Practices Act, the United Kingdom Bribery Act, other applicable anti-corruption laws and regulations, trade sanction laws and regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions;

(42)	failure to achieve expected efficiencies, benefits, and savings in connection with the Company’s business process improvement initiatives;

(43)	changes in tax laws and regulations or changes in their interpretation;

(44)	changing global economic conditions and government and regulatory changes;

(45)

risks associated with the impacts and expected benefits and costs of the recently completed spin-off of Fortrea Holdings Inc., including, but not limited to, factors that could adversely affect the Company’s ability to realize the expected benefits of the spin-off, the failure of the spin-off to qualify as a tax-free transaction for U.S. federal income tax purposes, and potential exposure to unexpected claims, liabilities, or costs under the Company’s agreements with Fortrea Holdings Inc. and/or otherwise in connection with the spin-off; and

(46)

risks and uncertainties as to the completion, timing, and expected benefits of the Reorganization (as defined below), including, but not limited to the effect of the announcement of the Reorganization on the company’s business generally and market reaction to the announcement.

Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities and Exchange Act of 1934, as amended (the Exchange Act). The SEC maintains a website that contains periodic reports, proxy and information statements, and other information that issuers, including the Company, file or furnish electronically with the SEC. The public can obtain any documents that we file or furnish with the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are made available free of charge through the Investor Relations section of the Company’s website at www.labcorp.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website is intended to be an inactive textual reference only. The information contained on our website (other than the SEC filings expressly referred to below as incorporated by reference herein) is not incorporated by reference herein and does not form a part of this prospectus or any accompanying prospectus supplement or free writing prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (the file number for which is 001-11353) and any amendments to these documents:

(1)

our Annual Report on Form 10-K for the year ended December  31, 2023, including the information incorporated therein by reference from our definitive proxy statement for our 2024 Annual Meeting of Shareholders, filed with the SEC on April 4, 2024;

(2)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

(3)	our Current Report on Form 8-K filed with the SEC on May 16, 2024; and

(4)	our Current Report on Form 8-K12B filed on May 17, 2024.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities covered by this prospectus is completed or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:

Labcorp Holdings Inc.

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

Attn: Office of the Corporate Secretary

THE COMPANY

We are a global leader of innovative and comprehensive laboratory services that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. By leveraging our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives.

The Company is organized under two segments, consisting of Diagnostics Laboratories, which includes routine testing and specialty/esoteric testing, and Biopharma Laboratory Services, consisting of Early Development Research Laboratories and Central Laboratory Services. The Company’s strength in science, technology, and innovation, as well as its global scale, enable it to play a leading role in advancing healthcare across the globe.

We believe that science, technology, and innovation drive our continued success, differentiate us, and are foundational to our future. They are critical to our ability to carry out our mission to improve health and improve lives.

Our principal executive offices are located at 358 South Main Street, Burlington, North Carolina 27215, and our telephone number at that address is (336) 229-1127.

Recent Developments

As previously disclosed, on May 17, 2024, Laboratory Corporation of America Holdings, a Delaware corporation (LCAH), entered into an Agreement and Plan of Merger (the Merger Agreement) with Labcorp Holdings Inc., a Delaware corporation, which was a wholly owned subsidiary of LCAH (LHI), and Radiance Merger Sub Inc., a Delaware corporation, which was a wholly owned subsidiary of LHI (Merger Sub). The purpose of the transactions contemplated by the Merger Agreement was to implement a public holding company reorganization (the Reorganization).

Effective on May 17, 2024, pursuant to the Merger Agreement, Merger Sub merged with and into LCAH, with LCAH continuing as the surviving corporation and a wholly owned subsidiary of LHI (the Merger). At the effective time of the Merger, each issued and outstanding share of common stock of LCAH was converted automatically into one corresponding share of common stock of LHI, having the same designations, rights, powers, and preferences and qualifications, limitations, and restrictions as the corresponding security of LCAH, and such securities continue to trade on an uninterrupted basis on the NYSE under the existing symbol, “LH.” All indebtedness of LCAH outstanding immediately prior to the Merger remained indebtedness of LCAH after the Merger. In addition, immediately following the effective time of the Merger, LHI (i) executed a full and unconditional guarantee of all of LCAH’s outstanding senior debt securities issued under the indenture, dated as of November 19, 2010, between LCAH and U.S. Bank Trust Company, National Association, as trustee (such indenture as amended or supplemented to, but not including, the effective time of the Merger) and (ii) entered into a joinder agreement providing for the full and unconditional guarantee by LHI of all of LCAH’s obligations under the Third Amended and Restated Credit Agreement, dated as of April 30, 2021, among LCAH, Bank of America, N.A., as administrative agent, and the lenders party thereto The Merger was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the DGCL), which provides for the formation of a holding company (i.e., LHI) without a vote of the stockholders of the constituent corporation (i.e., LCAH).

RISK FACTORS

An investment in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement or free writing prospectus used in connection with an offering of securities, before making an investment decision, including those risks identified under “Part I—Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks not presently known to us or that we currently believe are immaterial may also materially and adversely affect our business, financial condition, results of operations, and cash flows. Some statements in this prospectus constitute forward-looking statements. Please refer to the section titled “Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from sales of securities by us to provide additional funds for general corporate purposes. These purposes may include the repayment of indebtedness, future acquisitions, capital expenditures, working capital, and any other corporate purpose. If net proceeds from a specific offering are intended to be used for the repayment of indebtedness, the applicable prospectus supplement or free writing prospectus will describe the relevant terms of the debt to be repaid. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in an applicable prospectus supplement or free writing prospectus.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Labcorp Holdings Inc. may offer under this prospectus one or more of the following categories of securities:

•	shares of its common stock, par value $0.10 per share;

•	shares of its preferred stock, par value $0.10 per share, in one or more series;

•	warrants to purchase any of the foregoing securities;

•	units consisting of any combination of the foregoing securities; and

•	guarantees of debt securities issued by Laboratory Corporation of America Holdings.

Laboratory Corporation of America Holdings may offer under this prospectus one or more of the following categories of securities:

•	senior debt securities, in one or more series; and

•	subordinated debt securities, in one or more series.

The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or any free writing prospectus relating to such offering.

The certificate of incorporation of Labcorp Holdings Inc. provides that we have authority to issue 265 million shares of our common stock, par value $0.10 per share, and 30 million shares of preferred stock, par value $0.10 per share. In connection with the Merger, each outstanding share of common stock of Laboratory Corporation of America Holdings was converted into one equivalent share of common stock of Labcorp Holdings Inc. At May 14, 2024, Laboratory Corporation of America Holdings had approximately 84 million shares of common stock issued and outstanding. The common stock of Labcorp Holdings Inc. is listed on the New York Stock Exchange under the symbol “LH.”

GUARANTOR DISCLOSURES

Labcorp Holdings Inc. may guarantee the debt securities of Laboratory Corporation of America Holdings, as described in “Description of Guarantees” in this prospectus and as may be further described in an applicable prospectus supplement or free writing prospectus. Any such guarantees by Labcorp Holdings Inc. will be full, irrevocable, unconditional, and absolute guarantees to the holders of each series of such guaranteed debt securities. Labcorp Holdings Inc. does not hold directly any material assets other than ownership interests in Laboratory Corporation of America Holdings, and Laboratory Corporation of America Holdings is consolidated into the financial statements of Labcorp Holdings Inc.

Labcorp Holdings Inc. and Laboratory Corporation of America Holdings have filed this prospectus with the SEC registering, among other securities, debt securities of Laboratory Corporation of America Holdings, which may be fully and unconditionally guaranteed by Labcorp Holdings Inc. As we expect such debt securities to be fully and unconditionally guaranteed by Labcorp Holdings Inc., pursuant to Rule 3-10 of Regulation S-X under the Exchange Act, separate consolidated financial statements of Laboratory Corporation of America Holdings have not been presented. As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Laboratory Corporation of America Holdings because the assets, liabilities and results of operations of Laboratory Corporation of America Holdings are not materially different than the corresponding amounts in LHI’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

DESCRIPTION OF COMMON STOCK

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries. In this description, references to “common stock” refer to common stock, par value $0.10 per share, of Labcorp Holdings Inc.

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the common stock that may be offered under this prospectus. This description summarizes certain provisions of our certificate of incorporation and by-laws. For the complete terms of our common stock, please refer to our certificate of incorporation and by-laws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. You should read these documents, which may be obtained as described above under “Where to Find Additional Information.” The DGCL may also affect the terms of our common stock.

General

Our certificate of incorporation provides that we have authority to issue 265 million shares of our common stock, par value $0.10 per share. On May 17, 2024, in connection with the Reorganization, each outstanding share of common stock of Laboratory Corporation of America Holdings was converted into one equivalent share of Labcorp Holdings Inc. common stock, having the same designations, rights, powers and preferences, and the same qualifications, limitations, restrictions and other terms as the corresponding shares of common stock of Laboratory Corporation of America Holdings immediately prior to the Reorganization. See “The Company—Recent Developments.” At May 14, 2024, there were approximately 84 million shares of common stock of Laboratory Corporation of America Holdings issued and outstanding. In addition, as of that date, approximately 0.1 million shares of common stock of Laboratory Corporation of America Holdings were issuable upon exercise of outstanding stock options, approximately 0.6 million shares of common stock were issuable upon vesting of restricted stock units, and 0.4 million shares of common stock were issuable upon vesting of performance share awards, subject to adjustment for satisfaction of performance conditions, and additional shares of common stock were issuable upon the conversion of outstanding convertible securities. The outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights

Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of common stock are entitled to one vote per share upon any matter, including, without limitation, the election of directors.

Liquidation Rights

In the event of any dissolution, liquidation or winding up of us, whether voluntary or involuntary, the holders of common stock will be entitled to participate in the distribution of any assets remaining after we have paid all of our debts and liabilities and have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

Dividends

Dividends, which may be cumulative or noncumulative, may be paid on the common stock and on any class or series of stock entitled to participate therewith when and as declared from time to time by our board. Our credit facilities in effect from time to time may place certain limits on the payment of dividends.

Other Rights and Restrictions

The holders of common stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their common stock into other of our securities or to have their shares of common stock redeemed by us. Our common stock is not subject to redemption by us. Our certificate of incorporation and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. Our by-laws provide that holders of our common stock may act by written consent on any matters that could otherwise be brought at annual or special meetings. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Limitations of Director Liability

Delaware law in relevant part authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Indemnification

To the maximum extent permitted by law, our certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

DESCRIPTION OF PREFERRED STOCK

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries. In this description, references to “preferred stock” refer to preferred stock, par value $0.10 per share, of Labcorp Holdings Inc.

The following description of our preferred stock, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the preferred stock that may be offered under this prospectus. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designations, powers, privileges, preferences, and rights of the shares of each series as well as any applicable qualifications, limitations, or restrictions. For the complete terms of our preferred stock, in addition to the applicable certificate of designations, please refer to our certificate of incorporation and by-laws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The DGCL, as amended, may also affect the terms of our preferred stock.

General

We are authorized to issue 30 million shares of preferred stock, par value $0.10 per share, of which no shares are issued and outstanding as of the date of this prospectus. The Board of Directors has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the full extent now or hereafter permitted by Delaware law.

Preferred Stock That May Be Offered

Our board is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemption; and

•	liquidation preferences.

Our board may fix the number of shares constituting any series and the designations of these series.

The rights, preferences, privileges, and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement or free writing prospectus relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement or free writing prospectus relating to that series. The description of preferred stock above is not complete. You should refer to the applicable prospectus supplement or free writing prospectus, certificate of incorporation and certificate of designations for complete information.

Voting Rights

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

Other

Our issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other series of preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other series of preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF WARRANTS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries.

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that may be offered under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus.

General

We may issue warrants for the purchase of our common stock or preferred stock, or any combination of those securities in the form of units. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement or free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. You should refer to the provisions of the applicable warrant agreement and prospectus supplement or free writing prospectus for more specific information.

The prospectus supplement or free writing prospectus relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	whether the warrants are to be sold separately or with other securities as part of units;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if material, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Before exercising our warrants, a holder of our warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash or other consideration specified in an applicable prospectus supplement or free writing prospectus the number of shares of preferred stock and the number of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable, as set forth in the applicable prospectus supplement or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or free writing prospectus relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF UNITS

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries.

We may issue units comprising one or more of the other securities described in this prospectus in any combination. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement or free writing prospectus may describe:

•	the price or prices at which we will issue the units;

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement or free writing prospectus will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement or free writing prospectus does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF GUARANTEES

In this description, all references to “we,” “us,” “our” or the “Company” refer only to Labcorp Holdings Inc. and not to any of its subsidiaries.

We may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more classes or series of debt securities of Laboratory Corporation of America Holdings, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In the event of the failure of Laboratory Corporation of America Holdings punctually to pay any principal, premium or interest on any guaranteed debt security, we will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Laboratory Corporation of America Holdings. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement or free writing prospectus relating to the guaranteed debt securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities of Laboratory Corporation of America Holdings. In this description, unless specifically noted otherwise or unless the context otherwise requires, all references to “we,” “us,” “our” and “ours” refers to Laboratory Corporation of America Holdings as issuer of the debt securities, and not to any of its respective subsidiaries.

This prospectus may be used for an offering of any combination of our senior debt securities or subordinated debt securities. We may issue senior debt securities in one or more series under a senior indenture between us, as issuer, and U.S. Bank Trust Company, National Association, as senior indenture trustee or under one or more other indentures with another commercial bank to be selected. We may supplement any of these indentures from time to time.

We may issue subordinated debt securities in one or more series under a subordinated indenture between us and a commercial bank we will select to act as subordinated indenture trustee. Further information regarding the trustee for subordinated debt securities will be provided in the prospectus supplement or free writing prospectus. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part and is available as described above under the heading “Where To Find Additional Information.” Any indenture for subordinated debt securities will be subject to and governed by the Trust Indenture Act of 1939, as amended (the Trust Indenture Act).

Particular debt securities may be issued in one or more series that will be established by board resolution, officer’s certificate, or supplemental indenture. Where we refer to either indenture below, we mean the indenture as well as any applicable board resolution, officer’s certificate, or supplemental indenture.

The applicable prospectus supplement or free writing prospectus and the applicable indenture will describe the particular terms of any debt securities that may be offered and may supplement the terms summarized below. The following summaries of the debt securities and the indentures are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indentures, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

Because we are a holding company whose operations are mostly conducted through operating subsidiaries, the debt securities will be structurally subordinated to any and all existing and future indebtedness, whether or not secured, and other liabilities and claims of holders of preferred stock, of any of our subsidiaries. The indentures under which the debt securities will be issued do not restrict our subsidiaries from issuing additional indebtedness or preferred stock that would be structurally senior in right of payment to the subordinated debt securities, although certain limitations may be imposed under the terms of any such debt securities, which limitations will be set forth in a prospectus supplement or free writing prospectus.

The indentures do not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus. Other than any restrictions on liens, sale and leaseback transactions, indebtedness, and preferred stock issued by our subsidiaries that may be applicable to senior debt securities or any other restrictions described in any prospectus supplement or free writing prospectus, the indentures do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement or free writing prospectus will describe the debt securities being offered and the price or prices at which debt securities will be offered. The description will include:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities being offered;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date, if any, from which interest will accrue, and the dates, if any, on which we must pay interest;

•	the right, if any, to extend the interest payment periods and the duration of the extension;

•	the terms and conditions on which we may redeem any debt security, if at all, at our option;

•	our obligation, if any, to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the form of debt securities of the series, including the form of the trustee’s certificate of authentication for the series;

•	the denominations in which we may issue the debt securities, if other than denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and the manner of determining the equivalent thereof in the currency of the U.S. for any purpose;

•

the amount that will be deemed to be the principal amount of the debt securities for any purpose, including the principal amount that will be due and payable upon declaration of acceleration of the maturity or that will be deemed to be outstanding as of any date;

•

if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, shares of preferred stock or common stock or other securities of Laboratory Corporation of America Holdings or Labcorp Holdings Inc.;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary for the global securities and the terms of the global securities;

•	any additional or different subordination provisions that will apply to any series of subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants and related definitions in the indentures applicable to the debt securities;

•

whether and to what extent the securities of such series will be guaranteed and, if so, the terms and conditions upon which such securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	the place or places where the principal of, premium, if any, and interest on any securities of the series shall be payable; and

•

any other terms of the debt securities, including, but not limited to, any terms which may be required by or advisable under U.S. laws or regulations or otherwise included in connection with the marketing of a particular series of debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement or free writing prospectus. An “original issue discount security” is any debt security sold for less than its face value, and that provides that the holder cannot receive the full face value if the maturity of the security is accelerated. The prospectus supplement or free writing prospectus relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement or free writing prospectus.

Conversion and Exchange Rights

The prospectus supplement or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock, common stock or other securities. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock or common stock, or the amount of other securities to be received upon conversion or exchange would be calculated.

Optional Redemption

The prospectus supplement or free writing prospectus will set forth whether we will have the right to redeem a series of debt securities before maturity. Unless otherwise established in or pursuant to a board resolution or an officer’s certificate or another manner specified as contemplated in the indentures, we will mail a notice of redemption to holders at least 10, but not more than 60 days, prior to the date of redemption. If we have the right to redeem less than all of a series of debt securities, the trustee shall select, by such method as the trustee shall deem fair and appropriate and which complies with any securities exchange or other applicable procedures of the depositary, the debt securities to be redeemed; provided that the unredeemed portion of the principal amount of any debt security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such debt security. If any debt securities of a series are to be redeemed only in part, the notice of redemption will state the portion of the principal amount of the debt security to be redeemed. Debt securities called for redemption will become due on the date fixed for redemption. Any notice of redemption may, at our discretion, be given subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice (i) shall describe each such condition, (ii) shall state that, in our discretion, the redemption date may be postponed (including more than 60 days after the notice of redemption was delivered) until such time as any or all such conditions have been satisfied (or waived by us) and (iii) may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied. We shall notify holders of any such rescission or postponement as soon as practicable after we determine that we will not be able to satisfy or otherwise waive such conditions precedent. In addition, any notice of redemption may provide that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person. Once notice of redemption has been given as contemplated in the indentures, the debt securities to be redeemed shall, subject to the satisfaction of any conditions precedent provided in the notice of redemption, become due and payable on the redemption date at the redemption price therein specified, and from and after such date (unless we default in the payment of the redemption price and accrued interest) such debt securities shall cease to bear interest.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. Senior indebtedness includes the principal, premium (if any) and unpaid interest on all present and future:

(1)	indebtedness for borrowed money;

(2)	obligations evidenced by bonds, debentures, notes or similar instruments;

(3)

obligations under (i) interest rate swaps, caps, collars, options and similar arrangements, (ii) any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge, and (iii) credit swaps, caps, floors, collars, and similar arrangements;

(4)

indebtedness incurred, assumed or guaranteed in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under GAAP);

(5)

all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet and all obligations and liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease or real property that provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(6)

reimbursement obligations in respect of letters of credit relating to indebtedness or other obligations that qualify as indebtedness or obligations of the kind referred to in clauses (1) through (5) above; and

(7)

obligations under direct and indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (1) through (6) above, in each case unless the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding provides that (i) such indebtedness or obligation is not senior in right of payment to the subordinated debt securities, or (ii) such indebtedness or obligation is subordinated to any other obligation, unless such indebtedness or obligation expressly provides that such indebtedness or obligations be senior in right of payment to the subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation, or reorganization or in bankruptcy, insolvency, receivership, or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution, or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities will not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

Unless the prospectus supplement or free writing prospectus indicates otherwise, we will issue debt securities only in fully registered form, without coupons, and only in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless the prospectus supplement or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the transfer agent for the debt securities. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

Global Securities

The debt securities of a series may be represented by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series, meaning that beneficial owners of the debt securities will not receive certificates representing their ownership interests in the debt securities, except in the event the book-entry system for the debt securities of that series is discontinued. Each global security will be registered in the name of a depository identified in the prospectus supplement or free writing prospectus. We will deposit the global security with the depository or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. The specific terms of the depository arrangement with respect to a series of debt securities that differ from the terms described here will be described in the applicable prospectus supplement or free writing prospectus.

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers, or agents with respect to the debt securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge, or transfer beneficial interests in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture. Except as provided below or in the prospectus supplement or free writing prospectus, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

Payments of amounts payable with respect to individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, our officers, board members, or any trustee, paying agent, or security registrar for an individual series of debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of debt securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, or other amount in respect of a permanent global security representing any of such debt securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of debt securities is at any time unwilling, unable, or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or free writing prospectus relating to such debt securities, determine not to have any debt securities of such series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement or free writing prospectus indicates otherwise, the trustee will act as our paying agent.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium, or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Guarantees

Debt securities issued by Laboratory Corporation of America Holdings may be fully and unconditionally guaranteed by LHI. The applicable prospectus supplement or free writing prospectus relating to a series of debt securities may provide that those debt securities will have the benefit of a guarantee by LHI. Any such guarantees will be general obligations of LHI.

The obligations of LHI under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. LHI, as guarantor, will be permitted to consolidate or merge with, or lease or sell substantially all of its assets to another company as provided below under “—Limitation on Mergers and Consolidations.” The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement or free writing prospectus.

Limitation on Mergers and Consolidations

So long as any debt securities of a series remain outstanding, we may not consolidate or merge with or into any person, or sell, lease, convey or otherwise dispose of all or substantially all of our assets to any person, unless:

(1)

the person formed by or surviving such consolidation or merger (if other than us), or to which such sale, lease, conveyance, or other disposition shall be made (collectively, the Successor), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the trustee all of our obligations under the indenture and under the debt securities;

(2)

immediately after giving effect to such transaction, no event, act or condition which is, or that with notice or lapse of time, or both, would constitute an event of default under the indenture shall have occurred and be continuing; and

(3)

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

The Successor shall be the successor to us and shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, and we (except in the case of a lease) shall be released from the obligation to pay the principal of and interest on the debt securities.

Events of Default

Each of the following will constitute an event of default under each indenture with respect to each series of debt securities:

(1)	failure to pay interest on the debt securities when due, which failure continues for 30 days;

(2)	failure to pay principal of the debt securities when due;

(3)	failure to comply with “—Limitation on Mergers and Consolidations” above;

(4)	failure to comply with any other covenant of ours set forth in the indenture for the series of debt securities, which failure continues for 90 days after notice as provided in the indenture;

(5)	certain events of bankruptcy, insolvency, or reorganization with respect to us (the bankruptcy provision);

(6)

any default or event of default under any indebtedness of ours or any of our subsidiaries (other than any indebtedness of ours or any subsidiary to the seller of a business or asset incurred in connection with the purchase thereof), which default or event of default results in at least $200 million of aggregate principal amount of such indebtedness being declared due and payable prior to maturity; and

(7)

failure by us or any of our subsidiaries to pay at maturity or otherwise when due (after giving effect to any applicable grace period) at least $200 million aggregate principal amount of indebtedness at any one time.

After the occurrence of a default or an event of default, the trustee is required to transmit notice thereof to the holders of the debt securities within 60 days after it occurs or promptly upon the trustee attaining knowledge thereof, whichever is earlier. Except in the case of a default in the payment of the principal of or interest on the debt securities, the trustee may withhold such notice if and so long as the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders of the debt securities. If an event of default (other than the bankruptcy provision) occurs and is continuing with respect to a series of debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of and accrued but unpaid interest on all the debt securities of that series immediately due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on all the debt securities shall become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities. However, if prior to the entry of any judgment or decree for the accelerated amount, we shall pay or deposit with the trustee all principal and interest in arrears, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to waive all defaults and the consequences of having all principal payments due. This waiver will not, however, be operative as against nor impair any rights arising as a result of any subsequent event of default. The trustee will not be charged with knowledge of any event of default other than our failure to make principal and interest payments unless actual written notice thereof is received by the trustee.

The indenture contains provisions regarding limitations on the right to institute legal proceedings. No holder of debt securities of a series shall have the right to institute an action or proceeding for rights arising under the indenture unless:

(1)	such holder has given written notice of default to the trustee;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series shall have made a written request to the trustee to institute an action and offered the trustee such indemnification satisfactory to it;

(3)	the trustee shall have not commenced such action within 60 days of receipt of such notice and indemnification offer; and

(4)

no direction inconsistent with such request has been given to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series during such 60-day period.

Notwithstanding the foregoing, subject to applicable law, nothing shall prevent the holders of debt securities of a series from enforcing payment of the principal of or interest on their debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee, however, may refuse to follow such direction if the trustee determines that the action so directed may not lawfully be taken, or that the action so directed would be unduly prejudicial to the holders of the debt securities of a series not taking part in such action or that such action would involve the trustee in personal liability.

The indenture provides that in case an event of default shall occur (which shall not have been cured or waived), the trustee will be required to use the degree of care a prudent person would use in the conduct of their own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they shall have offered the trustee security or indemnity satisfactory to it.

We will be required to furnish to the trustee annually a statement as to the fulfillment by us of all our obligations under the indenture. In addition, we are required to notify the trustee of the occurrence of certain events of default in accordance with the indenture.

Supplemental Indentures

We and the trustee may enter into supplemental indentures and indentures without the consent of any holders of debt securities with respect to specific matters, including:

•	to cure any ambiguity, defect, or inconsistency;

•	to provide for the assumption by a Successor of our obligations under the indenture in accordance with the provisions described above under “—Limitation on Mergers and Consolidations”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•

to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or to add any additional events of default for the benefit of all or any series of debt securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities or to add to the rights of the holders of any series of debt securities;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of an indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•

to supplement any provisions of the indentures necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that such action does not adversely affect the interests of the holders of debt securities of such series or any other series;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to comply with the rules of any applicable depositary;

•	subject to any limitations established pursuant to the applicable indenture, to provide for the issuance of additional debt securities of any series; or

•

to conform any provision of the indentures, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents, if any, to the description of such debt securities contained in the this prospectus or any prospectus supplement, or free writing prospectus, offering memorandum or similar document with respect to the offering of the debt securities of such series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of each debt security affected:

•	changing the fixed maturity of principal or interest payments on the debt securities;

•

reducing the principal amount or reducing the rate of interest, or any premium payable upon the redemption, or change the currency, or impair the right to enforce any payment of the security after maturity thereof, of any debt securities;

•	reducing the percentage of debt securities of any series the holders of which are required to consent to any amendment or waiver;

•

modifying the provisions related to waivers of default, except to increase any required percentage of holders or provide that certain other provisions of the indenture cannot be modified or waived without the consent of each affected holder;

•

if the debt securities of any series are convertible into or for any other of our securities or our property, make any change that adversely affects in any material respect the right to convert any debt security of such series, except as otherwise permitted in the indenture, or decrease the conversion rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security; or

•	modify the provisions related to the subordination of any subordinated debt security in a manner adverse to such holder.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance, Satisfaction, and Discharge

Unless otherwise provided in the prospectus supplement or free writing prospectus, at any time, we may terminate all of our obligations under a series of debt securities and our obligations under an indenture with respect to that series of debt securities, or “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of a series, to replace mutilated, destroyed, lost, or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities.

In addition, unless otherwise provided in the prospectus supplement or free writing prospectus, at any time we may terminate with respect to any series of senior debt securities our and our subsidiaries’ obligations under certain covenants as described in any prospectus supplement or free writing prospectus.

We may exercise our legal defeasance option with respect to a series of senior debt securities notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the debt securities of a series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option with respect to a series of senior debt securities, payment of the debt securities may not be accelerated because of an event of default specified in clause (4) under “—Events of Default” above due to a violation of covenants.

In order to exercise either of our defeasance options as to debt securities of a series, we must irrevocably deposit, or cause to be deposited, in trust (the defeasance trust) with the trustee money or governmental obligations, or a combination thereof, sufficient to pay all remaining principal and interest on the debt securities, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling received from or published by the Internal Revenue Service or other change in applicable Federal income tax law).

Our obligations under the applicable indenture will cease to be of further effect with respect to a series of debt securities when either (i) all securities of that series have been delivered (except lost, stolen, or destroyed securities that have been replaced or paid and the securities for whose payment money or noncallable government obligations has theretofore been deposited in trust or segregated and held in trust by the company and thereafter repaid to us or discharged from such trust in accordance with the indenture) to the trustee for cancellation, or (ii) all such securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and we have deposited or caused to be deposited with the trustee, in trust, money, noncallable government obligations or a combination thereof, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest, to the date of maturity or date of redemption, as the case may be;

•	we have paid or caused to be paid all sums payable by us under the indenture with respect to such series; and

•	we have delivered an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the indenture.

Regarding the Trustee

The trustee for the senior debt securities is currently U.S. Bank Trust Company, National Association, which maintains its corporate trust offices at 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202. The trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. In addition, the trustee serves as the trustee with respect to numerous other notes issued by us pursuant to other indentures for which the trustee serves as trustee. The indenture for the senior debt securities and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must either eliminate such conflict, apply to the SEC for permission to continue or resign. The trustee for the subordinated debt securities has not been appointed.

Further information regarding the trustee for senior debt securities and information on the trustee for the subordinated debt securities, as applicable, will be provided in an applicable prospectus supplement or free writing prospectus.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, securities in various private or other transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledges, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus.

The applicable prospectus supplement or free writing prospectus will set forth the name of each of the selling securityholders and the number of shares of our common stock or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement or free writing prospectus.

LEGAL MATTERS

Hogan Lovells US LLP will provide us with an opinion as to the legal validity of the securities offered hereby unless otherwise stated in the applicable prospectus supplement.

EXPERTS

The financial statements of Laboratory Corporation of America Holdings as of December 31, 2023, and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Laboratory Corporation of America Holdings’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate, subject to future contingencies, of the fees and expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, if any.

SEC Registration Fee	$		(*)
Rating Agency Fees		(	**)
Legal Fees and Expenses		(	**)
Accounting Fees and Expenses		(	**)
Printing and Engraving Expenses		(	**)
Trustee’s Fees		(	**)
Transfer Agent’s Fees		(	**)
Blue Sky Fees and Expenses		(	**)
Miscellaneous		(	**)
Total:	$(		**)

(*)

Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement and is therefore not currently determinable.

(**)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers

As authorized by Section 145 of the DGCL, each director and officer of the registrants may be indemnified by the registrants against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceedings in which the person is involved by reason of the fact that the person is or was a director or officer of one of the registrants; provided that the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the applicable registrant; and, with respect to any criminal action or proceeding, that the person had no reasonable cause to believe the person’s conduct was unlawful. If the legal proceeding, however, is by or in the right of the registrants, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the registrants unless a court determines otherwise.

Section 102(b)(7) of the DGCL in relevant part provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing or redeeming stock out of other than lawfully available funds (pursuant to Section 174 of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Article Five of the restated certificate of incorporation of the registrant each provide that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for any breach of his/her fiduciary duty as director; provided, however, that such clause shall not apply to any liability of a director

(i) for any breach of such director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the provisions of Article VII of the Company’s amended and restated by-laws provide that the registrants shall indemnify persons entitled to be indemnified to the fullest extent permitted by the DGCL.

The registrants maintain policies of officers’ and directors’ liability insurance in respect of acts or omissions of current and former officers and directors of the registrants, their respective subsidiaries, and “constituent” companies that have been merged with the registrants.

Item 16.	Exhibits

1.01	Form of Underwriting Agreement.**

3.01	Amended and Restated Certificate of Incorporation of Labcorp Holdings Inc. (incorporated by reference herein to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2024).

3.02	Amended and Restated By-Laws of Labcorp Holdings Inc. (incorporated by reference herein to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 17, 2024).

3.03	Amended and Restated Certificate of Incorporation of Laboratory Corporation of America Holdings (incorporated by reference herein to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 17, 2024).

3.04	Amended and Restated By-Laws of Laboratory Corporation of America Holdings.*

4.01	Form of Senior Debt Security.**

4.02	Form of Senior Indenture.*

4.03	Form of Subordinated Debt Security.**

4.04	Form of Subordinated Indenture.*

4.05	Form of Certificate of Designations for shares of preferred stock.**

4.06	Form of Certificate of Preferred Stock.**

4.07	Form of Warrant Agreement (including form of warrant certificate).**

4.08	Form of Unit Agreement.**

4.09	Form of Guarantee.**

5.01	Opinion of Hogan Lovells US LLP.*

23.01	Consent of Deloitte & Touche LLP.*

23.02	Consent of Hogan Lovells US LLP (included in Exhibit 5.01).*

24.01	Powers of Attorney.*

25.01	Statement of Eligibility of Trustee on Form T-1.*

107	Filing Fee Table*

*	Filed herewith.
**

To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with the offering of offered securities, as appropriate.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Reserved]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of North Carolina, on May 17, 2024.

LABCORP HOLDINGS INC.

By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 17, 2024, in the capacities indicated. Each person listed below has signed this registration statement as an officer or director of Labcorp Holdings Inc.

Name	Title

* Adam H. Schechter	President and Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

* Glenn A. Eisenberg	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

* Peter J. Wilkinson	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

* Kerrii B. Anderson	Director

* Jeffrey A. Davis	Director

* D. Gary Gilliland, M.D., Ph.D.	Director

* Kirsten M. Kliphouse	Director

* Garheng Kong, M.D., Ph.D.	Director

* Peter M. Neupert	Director

* Richelle P. Parham	Director

* Paul B. Rothman, M. D.	Director

* Kathryn E. Wengel	Director

*

The undersigned hereby signs this registration statement on Form S-3 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to powers of attorney filed with this registration statement.

By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of North Carolina, on May 17, 2024.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 17, 2024, in the capacities indicated. Each person listed below has signed this registration statement as an officer or director of Laboratory Corporation of America Holdings.

Name	Title

* Adam H. Schechter	President and Chief Executive Officer and Director (Principal Executive Officer)

* Glenn A. Eisenberg	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

* Peter J. Wilkinson	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

* Sandra D. van der Vaart	Director

* Thomas J. Kremer	Director

* The undersigned hereby signs this registration statement on Form S-3 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to powers of attorney filed with this registration statement.

By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart, Attorney-in-Fact